Exhibit 10.1

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (this “Seventh Amendment”) is made as of June 18, 2015, by and between ARE-480 ARSENAL STREET, LLC, a Delaware limited liability company (“Landlord”), and TETRAPHASE PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of November 16, 2006, as amended by that certain First Amendment to Lease dated as of September 9, 2011, as further amended by that certain Second Amendment to Lease dated as of March 15, 2012, as further amended by that certain Third Amendment to Lease dated as of September 18, 2012, as further amended by that certain Fourth Amendment to Lease dated as of November 20, 2013, as further amended by that certain Fifth Amendment to Lease dated as of September 4, 2014, and as further amended by that certain Sixth Amendment to Lease dated as of March 24, 2015 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises containing approximately 29,610 rentable square feet, consisting of (i) that certain “Original Premises” consisting of approximately 15,149 rentable square feet, (ii) that certain “Expansion Premises” consisting of approximately 750 rentable square feet, and (iii) that certain “Second Expansion Premises” consisting of approximately 13,711 rentable square feet (collectively, the “Current Premises”) in a building located at 480 Arsenal Street, Watertown, Massachusetts (“Building”). The Current Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire to, among other things, amend the Lease to (i) extend the Term of the Lease through November 30, 2019, and (ii) expand the size of the Current Premises by adding that portion of the Building consisting of approximately 7,828 rentable square feet, as shown on Exhibit A attached to this Seventh Amendment (the “Third Expansion Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Third Expansion Premises. In addition to the Current Premises, commencing on the Third Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Third Expansion Premises.

2.	Delivery. The “Third Expansion Premises Commencement Date” shall be August 1, 2015.

Landlord and Tenant acknowledge and agree that, as of the date hereof, the Third Expansion Premises is currently subject to that certain Lease Agreement between Landlord and 480 Biomedical, Inc., a Delaware corporation (“480 Biomed”), dated August 14, 2007 (as the same has been and may in the future be amended, the “480 Biomed Lease”). Tenant agrees that Landlord has no obligation under the Lease with respect to the Third Expansion Premises prior to the Third Expansion Premises Commencement Date. As of the date of this Seventh Amendment, Tenant occupies the Third Expansion Premises pursuant to a Sublease Agreement between 480 Biomed and Tenant dated December 12, 2013 (as the same has been and may in the future be amended, the “480 Biomed Sublease”).

Except as otherwise set forth in this Seventh Amendment: (i) Landlord shall have no obligation for any defects in the Third Expansion Premises; and (ii) Tenant’s occupancy of the Third Expansion Premises pursuant to the terms of the 480 Biomed Sublease shall be conclusive evidence that Tenant accepts the Third Expansion Premises and that the Third Expansion Premises are in good condition as of the Third Expansion Premises Commencement Date.

Except as otherwise provided in this Seventh Amendment, Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Third Expansion Premises, and/or the suitability of the Third Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Third Expansion Premises are suitable for the Permitted Use.

3.	Definition of Premises and Rentable Area of Premises. Commencing on the Third Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on Page 1 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises: That portion of the Building containing approximately 37,438 rentable square feet, consisting of (i) approximately 15,149 rentable square feet (“Original Premises”), (ii) approximately 750 rentable square feet (“Expansion Premises”), (iii) approximately 13,711 rentable square feet (“Second Expansion Premises”), and (iv) approximately 7,828 rentable square feet, all as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises: 37,438 sq. ft.”

As of the Third Expansion Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Third Expansion Premises as shown on Exhibit A attached to this Seventh Amendment.

4.	Base Term. Commencing on the Third Expansion Premises Commencement Date, the defined term “Base Term” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term: Commencing (i) with respect to the Original Premises on the Commencement Date, (ii) with respect to the Expansion Premises on the Expansion Premises Commencement Date, (iii) with respect to the Second Expansion Premises on the Second Expansion Premises Commencement Date, and (iv) with respect to the Third Expansion Premises on the Third Expansion Premises Commencement Date, and ending with respect to the entire Premises on November 30, 2019 (“Expiration Date”).”

5.	Base Rent.

a. Current Premises. Tenant shall continue to pay Base Rent with respect to the Current Premises as provided in the Lease through November 30, 2016. Commencing on December 1, 2016, Tenant shall pay Base Rent with respect to the Current Premises equal to $45.32 per rentable square foot of the Current Premises per year. Commencing on December 1, 2017, and continuing thereafter on each December 1st during the Base Term through the Expiration Date (each an “Adjustment Date”), Base Rent payable with respect to the Current Premises shall be increased by multiplying the Base Rent payable with respect to the Current Premises immediately before such Adjustment Date by 3% and adding the resulting amount to the Base Rent payable with respect to Current Premises immediately before such Adjustment Date.

b. Third Expansion Premises. Commencing on the Third Expansion Premises Commencement Date through November 30, 2015, Tenant shall pay Base Rent with respect to the Third Expansion Premises equal to $42.92 per rentable square foot of the Third Expansion Premises per year. Commencing on December 1, 2015, through July 31, 2016, Tenant shall pay Base Rent with respect to the Third Expansion Premises equal to $43.71 per rentable square foot of the Third Expansion Premises per year. Commencing on August 1, 2016, through November 30, 2016, Tenant shall pay Base Rent with respect to the Third Expansion Premises equal to $44.13 per rentable square foot of the Third Expansion Premises per year. Commencing on December 1, 2016, Tenant shall pay Base Rent with respect to the Third Expansion Premises at the same rate per rentable square foot that Tenant is then paying with respect to the Current Premises, as adjusted pursuant to Section 5(a) above.

6.	Tenant’s Share of Operating Expenses. Commencing on the Third Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses” set forth on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses: 26.60%”

7.	Premises Improvements. Following the mutual execution and delivery of this Seventh Amendment by the parties, Landlord shall make available to Tenant a tenant improvement allowance of up to $290,610.00 (the “Improvements Allowance”). The Improvements Allowance may be used solely for the design and construction of fixed and permanent improvements in the Current Premises desired by and performed by Tenant (the “Premises Improvements”). The Premises Improvements shall be performed in accordance with a scope of work reasonably acceptable to Landlord and Tenant. The Improvements Allowance shall be available only for the design and construction of the Premises Improvements. Tenant acknowledges that upon the expiration or earlier termination of the Term of the Lease, the Premises Improvements shall become the property of Landlord and may not be removed by Tenant. Notwithstanding anything to the contrary contained herein, the Improvements Allowance shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Premises Improvements. Except for the Improvements Allowance, Tenant shall be solely responsible for all of the costs of the Premises Improvements. The Premises Improvements shall be treated as Alterations and shall be undertaken pursuant to and in accordance with Section 12 of the Lease. The contractor for the Premises Improvements shall be selected by Tenant, subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the Premises Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the architect), and certificates of insurance from any contractor performing any part of the Premises Improvements evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance.

During the course of design and construction of the Premises Improvements, Landlord shall reimburse Tenant for the cost of the Premises Improvements once a month against a draw request in Landlord’s standard form, containing evidence of payment of the applicable costs and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Premises Improvements (and prior to any final disbursement of the Improvements Allowance) Tenant shall deliver to Landlord the following items: (i) sworn statements setting forth the names of all contractors and subcontractors who did work on the Premises Improvements and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans or marked-up construction drawings for the Premises Improvements. Landlord shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises as part of the Premises Improvements. Notwithstanding the foregoing, if the cost of the Premises Improvements exceeds the Improvements Allowance, Tenant shall be required to pay such excess prior to the distribution of the then-remaining unpaid Improvements Allowance. The Improvements Allowance shall only be available for use by

Tenant for the construction of the Premises Improvements until the date that is 12 months after the date of this Seventh Amendment, and any portion of the Improvements Allowance which has not been requested for reimbursement by Tenant pursuant to the terms of this paragraph on or before the date that is 12 months after this Seventh Amendment shall be forfeited and shall not be available for use by Tenant.

Notwithstanding anything to the contrary contained in this paragraph, Tenant may, after the date of this Seventh Amendment, apply all or a portion of the Improvements Allowance to reimburse Tenant for certain improvements that Tenant has constructed in the Current Premises prior to the date of this Seventh Amendment, provided such improvements have been approved by Landlord (the “Completed Improvements”). If Tenant elects to have all or a portion of the Improvements Allowance applied to the cost of Completed Improvements pursuant to the immediately preceding sentence, Landlord shall reimburse Tenant for such costs (following the mutual execution and delivery of this Lease by the parties) within 30 days after Tenant’s delivery to Landlord of invoices reflecting the cost of such Completed Improvements along with sworn statements setting forth the names of all contractors and subcontractors who did work on the Completed Improvements and final lien waivers from all such contractors and subcontractors. Tenant acknowledges and agrees that if Tenant elects to apply all or a portion of the Improvements Allowance to the cost of Completed Improvements, such amounts shall not be available for the cost of Premises Improvements.

8.	Restoration. Notwithstanding anything to the contrary contained in the Lease, Landlord may require Tenant to restore that certain portion of the Second Expansion Premises in which the private offices are located, as shown on Exhibit B attached hereto, to its condition prior to the construction of such private offices (the “Office Restoration”) prior to the expiration or earlier termination of the Term. Any time after the date that is 6 months prior to the expiration of the Term, Tenant shall deliver to Landlord a written inquiry regarding whether Landlord will require Tenant to perform the Office Restoration. Landlord shall, within 30 days after Landlord’s receipt of Tenant’s inquiry, notify Tenant in writing regarding whether Landlord will require Tenant to perform the Office Restoration. If Landlord requires Tenant to perform the Office Restoration, Tenant shall perform and complete such Office Restoration, at Tenant’s sole cost and expense and in a manner reasonably acceptable to Landlord, prior to the expiration or earlier termination of the Lease.

9.	Miscellaneous.

a. This Seventh Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Seventh Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Seventh Amendment and that no Broker brought about this transaction, other than CBRE-New England. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE-New England, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

c. This Seventh Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

d. This Seventh Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Seventh Amendment attached thereto.

e. Except as amended and/or modified by this Seventh Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Seventh Amendment. In the event of any conflict between the provisions of this Seventh Amendment and the provisions of the Lease, the provisions of this Seventh Amendment shall prevail. Whether or not specifically amended by this Seventh Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Seventh Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the day and year first above written.

LANDLORD:	ARE-480 ARSENAL STREET, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP., a Maryland corporation, general partner

By:
Its:

TENANT:	TETRAPHASE PHARMACEUTICALS, INC.,
	a Delaware corporation		`

By:
	Its:	SVP, General Counsel

EXHIBIT A

Third Expansion Premises

13,711
RSF
Original
Premises
Corridor
Mechanical Equipment
Corridor
Cor
Corridor
Corridor
1 2 3 4 5 6 7 8 9
M1 N S U W AA

Archdesign Inc.
ARCHITECTURE + PLANNING

TRG BUILDERS

TETRAPHASE

FIRST FLOOR
REFLECTED CEILING PLAN

EXHIBIT B

Office Restoration

April 29, 2015

Mr. David Lubner

Tetraphase Pharmaceuticals, Inc.

480 Arsenal Street

Watertown, MA 02472

Re:	480 Arsenal Street – Proposed Alterations

Dear Mr. Lubner:

Pursuant to Section 13 of the Lease between ARE-480 Arsenal Street, LLC as Landlord and Tetraphase Pharmaceuticals, Inc., as Tenant, Landlord hereby approves Tenant’s proposed Alterations to the 13,711 RSF suite (Premises) as depicted on the Archdesigns, Inc. attached permit plans dated April 21, 2015 and TRG Builders budget dated April 23, 2015 in the amount of $195,201.

At Landlord’s request, Tenant agrees to comply with all relevant requirements set forth in the Lease and, at the expiration of the Lease to the removal of the seven (7) new offices, patch, paint, carpet, restore life safety equipment and rebalance HVAC units in the new office area.

Please sign below to indicate your receipt and acceptance of this notice.

Sincerely,

Daniel Cordeau

Vice President/Leasing

ACCEPTED AND AGREED TO:

By:

Date:	4.30.15

Alexandria Real Estate Equities, Inc.

400 Technology Square, Suite 101 | Cambridge, MA 02139

TEL 617.661.6962 | FAX 617.661.1658 | www.are.com

1
2
3
4
5
6
7
8
9
M1
N
S
U
W
AA
Corridor
Corridor
Corridor
Corridor
Cor
Mechanical Equipment

Archdesign Inc.
ARCHITECTURE + PLANNING

TRG BUILDERS

TETRAPHASE

FIRST FLOOR
REFLECTED CEILING PLAN

1
2
3
4
5
6
7
M1
N
S
U
W
AA
Corridor
Corridor
Corridor
Corridor
Corridor
Mechanical Equipment
WORK AREA
WORK AREA
LEGEND

REPLACEMENT KITCHEN
CABINET ELEVATION

Archdesign Inc.
ARCHITECTURE + PLANNING

TRG BUILDERS

TETRAPHASE

FIRST FLOOR PLAN
PROPOSED